Exhibit 5.1

Corporate Law Center
Ronald Serota, Attorney
Corporate Securities Counsel
2620 Regatta Dr., Ste. 102
Las Vegas, NV 89128
(702) 869-0099
(702) 446-6071 FAX
January 10, 2007

Skinvisible, Inc.
6320 Sandhill Road, Suite 10
Las Vegas, Nevada 89120
Attention: Terry Howlett, Chief Executive Officer

Re: Skinvisible, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Skinvisible, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of 10,000,000 shares of the Company’s common stock (the “Shares”) reserved for issuance through its 2006 Stock Option Plan (the “Plan”). This opinion is being furnished pursuant to Item 601(b)(5) of Regulation S-B under the Act.

In rendering the opinion set forth below, we have reviewed (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books, including resolutions of the board of directors approving the Plan and various options granted pursuant to the Plan; (e) the Plan; and (f) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on Nevada law.

Based upon the foregoing, it is our opinion that, when issued and sold in the manner referred to in the Plan and pursuant to the agreements that are entered into in accordance with the terms and subject to the conditions of the Plan, the Shares will be duly authorized, legally and validly issued, fully paid and non-assessable shares of the Company’s common stock.

Very truly yours,

/s/ Ronald Serota
Ronald Serota
Corporate Law Center